Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Focus Financial Partners Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	Rule 456(b) and 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Equity	Preferred Stock, par value $0.01 per share	Rule 456(b) and 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Equity	Depositary Shares(3)	Rule 456(b) and 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	Rule 456(b) and 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Subscription Rights	Rule 456(b) and 457(r)(2)	(1)	(1)	(1)	(2)	(2)
	Other	Units	Rule 456(b) and 457(r)(2)	(1)	(1)	(1)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, securities registered hereunder.

(2)	In reliance on Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for these securities.

(3)	Depositary shares will represent fractional interests in the preferred stock registered hereby.